SCHEDULE 14A INFORMATION

              Proxy Statement Pursuant to Section 14(a) of the
                       Securities Exchange Act of 1934
                             (Amendment No.   )

Filed by the Registrant                     /x/
Filed by a Party other than the Registrant  / /
Check the appropriate box:
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      14a-6(e)(2))
/x/   Definitive Proxy Statement
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/ /   Soliciting Material Pursuant to "240.14a-12

              (Name of Registrant as Specified In Its Charter)

                      BRAVO! FOODS INTERNATIONAL CORP.


  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)



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                      Bravo! Foods International Corp.
                       11300 U.S. Highway 1, Suite 202
                         North Palm Beach, FL 33408
                               1-877-625-1411

                               PROXY STATEMENT
                  FOR STOCKHOLDER ACTION BY WRITTEN CONSENT

General

      This proxy statement is being furnished in connection with the solicitation of consents by the board of directors of Bravo Foods International Corp. to approve a proposed consent resolution to adopt an amendment to Bravo!'s certificate of incorporation to increase the authorized common stock of Bravo! from 20,000,000 to 50,000,000. Bravo! expects to commence the mailing this proxy statement and the accompanying consent cards to stockholders on or about June 17, 2002.

Solicitation

      Bravo! will pay the entire cost of the preparation and mailing of this proxy statement and all other costs of this solicitation. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names the shares of common stock beneficially owned by others to forward to such beneficial owners. Bravo! may reimburse those representing beneficial owners for their costs of forwarding solicitation materials to such beneficial owners. Certain of Bravo!'s directors, officers or employees also may solicit written consents by mail, telephone, telegraph or personal interview but no additional compensation will be paid to them by Bravo!.

Voting Rights and Outstanding Shares

      The matter that is being submitted for stockholder approval is to he acted upon by written consents, without a meeting, rather than by a vote held at a meeting. The holders of Bravo!'s common stock are entitled to vote by written consent to the proposed consent resolution being considered. Each outstanding share of common stock is entitled to one vote. The execution of the attached consent card, in favor of the proposed consent resolution, by the holders of a majority of the voting power of all the issued and outstanding common stock, voting as a single class, is required to approve the proposal.

      Only holders of record of shares of Bravo!'s common stock at the close of business on June 12, 2002, the record date, are entitled to vote with respect to the proposed consent resolution. At the close of business on June 3, 2002, there were 19,761,504 shares of common stock issued and outstanding held by approximately 1,600 holders of record.

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Effective Date and Revocability of Executed Consents

      The effective date of the consent resolution shall be upon Bravo!'s receipt of sufficient written consents, on or before July 26, 2002, to approve the proposed consent resolution. If, on July 26, 2002, Bravo! has not receive a sufficient written consents to approve the proposed consent resolution, the consent resolution shall not become effective.

      Any consent card executed and delivered by a stockholder may be revoked by delivering written notice of such revocation prior to the effective date of the proposed consent resolution to Bravo! at the address set forth below. Consent cards may not be revoked after the effective date.

            Bravo! Foods International Corp.
            11300 U.S. Highway 1, Suite 202
            North Palm Beach, FL 33408
            Attention: Ms. Nancy Yuan, Assistant Secretary

Voting Procedures

      Under Delaware law and under Bravo!'s certificate of incorporation, any action which may be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. The matter being considered by the stockholders is being submitted for action by written consent, rather than by votes cast at a meeting. Attached to this proxy statement is the text of a proposed consent resolution being submitted for stockholder adoption by written consent. The proposed consent resolution provides for the approval of a proposal to adopt an amendment to Bravo!'s certificate of incorporation to increase the authorized common stock of Bravo! from 20,000,000 to 50,000,000 shares, which is more fully described under the caption "Proposed Consent Resolution" below. The consent resolution will be effective on or before July 26, 2002 upon Bravo!'s receipt of sufficient written consents to approve the proposal. Bravo! must receive written consents on or before July 26, 2002.

      Stockholders are being requested to indicate approval of and consent to the adoption of the proposed consent resolution by executing the enclosed consent card and by checking the box that corresponds to the action the stockholder wishes to take. Failure to check any of the boxes will, if the consent card has been signed, constitute approval of and consent to the adoption of the proposed consent resolution. The text of the proposed consent resolution has not been set out on the consent card itself because of space limitations. Nevertheless, signing and indicating approval on the consent card will be deemed to be written consent to the adoption of the proposed consent resolution.

      Execution of the proposed consent resolution by execution of the consent card or the consent resolution itself will constitute your approval, as a stockholder of Bravo!, of the proposal and the approval of the amendment of the certificate of incorporation increasing the authorized

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common stock of Bravo! from 20,000,000 shares to 50,000,000 shares. This discussion and description are qualified in their entirety by reference to the full text of the proposed consent resolution. Stockholders who do not approve and consent to the adoption of the proposed consent resolution by execution of the consent card will nonetheless be bound by the consent resolution if sufficient written consents are received by Bravo! on or before July 26, 2002 to approve the consent resolution.

      Each stockholder should execute, date and mail or deliver the consent card to the Registrar and Transfer Agent of Bravo! as provided in the consent card materials. An addressed envelope is enclosed for your convenience in returning the consent card. Each stockholder should indicate on the consent card the number of shares of Bravo!'s common stock which the stockholder is voting. The consent card should be returned as soon as possible for receipt no later than July 26, 2002.

Proposed Consent Resolution

      Bravo! is circulating this consent for the purpose of increasing the total number of shares of common stock Bravo! is authorized to issue from 20,000,000 shares to 50,000,000 shares. Bravo!'s current certificate authorizes the issuance of 5,000,000 shares of preferred stock, $.001 par value per share, and 20,000,000 shares of common stock, $.001 par value per share. The board of directors has authorized an amendment to the certificate of incorporation to increase the authorized number of shares of common stock to 50,000,000 shares.

      Reasons for the Amendment Bravo!'s capital structure involves outstanding shares of preferred stock that, at the current trading prices of Bravo!'s common stock, can be converted into approximately 16,000,000 shares of common stock. Dividends on Series D, G and H convertible preferred stock, which may be paid in shares of common stock, will continue to accrue until converted. The exercise of outstanding warrants and options, which would generate approximately $10,800,000 for Bravo!, would result in the issuance of an additional 13,400,000 shares of common stock. As of June 3, 2002, 19,761,504 of the 20,000,000 authorized shares of Bravo!'s common stock were issued and outstanding. The increase in the authorized common stock to 50,000,000 shares is necessary to provide a reserve for the outstanding equity rights described in this paragraph.

      In addition, Bravo!'s management believes it is important to retain a significant reserve of authorized but unissued common stock that could be used to raise additional capital through the sale of securities, declare stock dividends or stock splits, acquire another company or its business or assets, create negotiating leverage and flexibility in the event of an unfriendly takeover bid or establish a strategic relationship with a corporate partner, among other uses. In particular, management believes that maintaining a sufficient reserve of authorized but unissued common stock is important to preserving flexibility to enter into future financing opportunities. Bravo! expects to seek to raise additional capital through equity financing, joint ventures with corporate partners or through other sources.

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      Text of Certificate Amendment.  Under the proposed certificate amendment, the first two sentences of Article III of Bravo!'s certificate of incorporation would read substantially as follows:

      "This Company is authorized to issue two classes of shares to be designated, respectively, Common Stock, $0.001 par value ("Common Stock") and Preferred Stock, $0.001 par value ("Preferred Stock"). The total number of shares of all classes of stock which the Company shall have authority to issue is Fifty Five Million (55,000,000), consisting of Fifty Million (50,000,000) shares of Common Stock and Five Million (5,000,000) shares of Preferred Stock."

      Effect of Amendment. The amendment to the certificate of incorporation would authorize additional shares of common stock that will be available in the event that existing equity rights are exercised or the board of directors determines to authorize stock dividends or stock splits, to raise additional capital through the sale of securities, to acquire another company or its business or assets, to create negotiating leverage and flexibility in the event of an unfriendly takeover bid or to establish a strategic relationship with a corporate partner, among other uses. Any additional equity financings may be dilutive to stockholders.

     If the proposed amendment is adopted, additional shares of common stock will be available for the issuance of common stock at the discretion of the board of directors, dependent upon the expiration or exercise of existing equity rights. The board of directors believes it desirable that Bravo! has the flexibility to issue the additional shares as described above. As is typical in small publicly held companies, the holders of common stock have no preemptive rights to purchase any stock of Bravo!. Stockholders should be aware that the issuance of additional shares could have a dilutive effect on earnings per share and on the equity ownership of the present holders of common stock.

      The flexibility of the board of directors to issue additional shares of common stock could also enhance the board's ability to negotiate on behalf of the stockholders in an unfriendly takeover situation. Although it is not the purpose of the proposed certificate amendment, the authorized but unissued shares of common stock (as well as the existing authorized but unissued shares of preferred stock) also could be used by the board of directors to discourage, delay or make more difficult a change in the control of Bravo!. The board of directors is not aware of any pending or proposed effort to acquire control of the Company.

      Recommendation of the Board

      THE BOARD OF DIRECTORS HAS VOTED FOR THE INCREASE IN THE AUTHORIZED SHARES OF COMMON STOCK AND RECOMMENDS THAT STOCKHOLDERS CONSENT TO THE AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION TO INCREASE THE AUTHORIZED SHARES OF COMMON STOCK FROM 20,000,000 SHARES TO 50,000,000 SHARES.

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Interest of Management in Proposal

      Bravo's officers and directors have been awarded options in connection with their services rendered and to be rendered to the company and, in one instance, hold convertible preferred stock issued by Bravo!. These persons have an interest in the proposal insofar as they will be able to exercise or convert their respective equity rights in the future to obtain Bravo's common stock, as set forth in the tables below.

Options for common stock held by Bravo!'s executive officers follows:

                    Name & Address of                  Amount of Underlying
Title of Class      Beneficial Owner                   Common Stock
--------------      -----------------                  --------------------

Common              Roy G. Warren                             700,914
                    CEO/Director

Common              John McCormack                            405,000
                    President/COO/Director

Common              Michael Edwards                           100,000
                    Vice President

Common              Michael L. Davis                           75,000
                    Chief Financial Officer

Common              Nancy Yuan                                 55,000
                    Treasurer

Options / conversion rights for common stock held by Bravo!'s directors follows

                    Name & Address of                  Amount of Underlying
Title of Class      Beneficial owner                   Common Stock
--------------      -----------------                  --------------------

Common              Paul Downes (indirect ownership         1,488,705
                    through Tamarind Management Ltd.,
                    an affiliate)

Common              Roy G. Warren                            as above

Common              Robert Cummings                           145,000

Common              Michael G. Lucci                          145,000

Common              John McCormack                           as above

Common              Mr. Arthur W. Blanding                     70,000

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Common              Phillip Pearce                            105,000

Common              Robert Holz (indirect ownership         1,974,174(1)
                    through Explorer Fund Management,
                    LLC, an affiliate)

(1) 89,500 of Bravo!'s Series H convertible preferred stock and warrants are held by Explorer Fund Management, LLC, an affiliate of Mr. Holz. Explorer's ownership of the common stock underlying the Series H preferred and warrants is subject to a contractual ownership limitation of 9.99% of Bravo!'s issued and outstanding shares.

Stockholder Proposals

      The deadline for submitting a nomination for the election of directors and proposals for inclusion in Bravo!'s proxy statement and form of proxy for Bravo!'s 2002 annual meeting of stockholders pursuant to Rule 14A-8, "Shareholder Proposals," of the Securities and Exchange Commission, is August 1, 2002.

                                  By Order of the Board of Directors
                                  Bravo Foods International Corp.

                                  Roy G. Warren
                                  Chief Executive Officer

June 17, 2002



CONSENT FORM

                      Bravo! Foods International Corp.

                       ACTION BY STOCKHOLDERS TO AMEND
                        CERTIFICATE OF INCORPORATION
                 INCREASING THE NUMBER OF AUTHORIZED SHARES

Pursuant to Section 228 of the Delaware General Corporation Law, the undersigned stockholders of the Corporation consent to the amendment of the Corporation 's current Certificate of Incorporation for the purpose of increasing the total number of shares of Common Stock the Corporation is authorized to issue from 20,000,000 shares to 50,000,000 shares. That the first two sentences of Article III of the Amended Certificate shall read as follows:

      "This Company is authorized to issue two classes of shares to be designated, respectively, Common Stock, $0.001 par value ("Common Stock") and Preferred Stock, $0.001 par value ("Preferred Stock"). The total number of shares of all classes of stock which the Company shall have authority to issue is Fifty Five Million (55,000,000), consisting of Fifty Million (50,000,000) shares of Common Stock and Five Million (5,000,000) shares of Preferred Stock."

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